AGREEMENT

                      CONCERNING THE EXCHANGE OF SECURITIES

                      OF INTERNATIONAL CAPITAL GROWTH, LTD.

                                FOR SECURITIES OF

                           GALT FINANCIAL CORPORATION

                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I


                     Exchange of Securities.....................................................................  1
         1.1         Issuance of Securities.....................................................................  1
         1.2         Issuance of Stock Options..................................................................  2
         1.3         Exemption from Registration................................................................  2
         1.4         Closing; Effective Time....................................................................  2
         1.5         Delivery of ICG Securities and Subscription Agreements; Subscription
                     Agreements Not Delivered; Securities Not Delivered.........................................  3

                                                    ARTICLE II

                     Representations and Warranties of ICG......................................................  3
         2.1         Organization...............................................................................  3
         2.2         Capital....................................................................................  3
         2.3         Subsidiaries...............................................................................  3
         2.4         Directors and Officers.....................................................................  3
         2.5         Financial Statements.......................................................................  4
         2.6         Absence of Changes.........................................................................  4
         2.7         Absence of Undisclosed Liabilities.........................................................  4
         2.8         Tax Returns................................................................................  4
         2.9         Trade Names and Rights.....................................................................  4
         2.10        Compliance with Laws.......................................................................  4
         2.11        Litigation.................................................................................  4
         2.12        Authority..................................................................................  5
         2.13        Ability to Carry Out Obligations...........................................................  5
         2.14        Full Disclosure............................................................................  5
         2.15        Assets.....................................................................................  5
         2.16        Restricted Securities......................................................................  5

                                                    ARTICLE III

                     Representations and Warranties of Galt and the Galt Principals.............................  5
         3.1         Organization...............................................................................  5
         3.2         Capital....................................................................................  6
         3.3         Subsidiaries...............................................................................  6
         3.4         Directors and Officers.....................................................................  6
         3.5         Financial Statements.......................................................................  6
         3.6         Absence of Changes.........................................................................  6
         3.7         Absence of Undisclosed Liabilities.........................................................  6
         3.8         Tax Returns................................................................................  6



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                                                                                                               Page

         3.9         Trade Names and Rights.....................................................................  7
         3.10        Compliance with Laws.......................................................................  7
         3.11        Litigation.................................................................................  7
         3.12        Authority..................................................................................  7
         3.13        Ability to Carry Out Obligations...........................................................  7
         3.14        Full Disclosure............................................................................  7
         3.15        Assets.....................................................................................  7
         3.16        Material Contracts.........................................................................  7

                                                    ARTICLE IV

                     Covenants Prior and Subsequent to Closing..................................................  8
         4.1         Mutual Investigative Rights................................................................  8
         4.2         Conduct of Business........................................................................  8
         4.3         Indemnification............................................................................  8

                                                     ARTICLE V

                     Conditions Precedent to Galt's Performance.................................................  9
         5.1         Conditions.................................................................................  9
         5.2         Accuracy of Representations................................................................  9
         5.3         Performance................................................................................  9
         5.4         Absence of Litigation......................................................................  9
         5.5         Closing Certificates.......................................................................  9
         5.6         Satisfactory Delivery of Documents.........................................................  9
         5.7         Compliance with Laws.......................................................................  9
         5.8         Corporate Approvals........................................................................  9
         5.9         Legal Opinion.............................................................................. 10

                                                    ARTICLE VI

                     Conditions Precedent to ICG's Performance.................................................. 10
         6.1         Conditions................................................................................. 10
         6.2         Accuracy of Representations................................................................ 10
         6.3         Performance................................................................................ 10
         6.4         Absence of Litigation...................................................................... 10
         6.5         Closing Certificates....................................................................... 10
         6.6         Satisfactory Delivery of Documents......................................................... 11
         6.7         Compliance with Laws....................................................................... 11
         6.8         Corporate Approvals........................................................................ 11
         6.9         Legal Opinion.............................................................................. 11
         6.10        Adoption of Stock Option Plan.............................................................. 11
         6.11        Galt Recapitalization...................................................................... 11
         6.12        Class B Common Stock....................................................................... 12



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         6.13        Designation of Preferred Stock............................................................. 12
         6.14        Name Change of Galt........................................................................ 12
         6.15        Resignation and Appointment of Officers of Galt............................................ 12
         6.16        Resignation and Appointment of Directors of Galt........................................... 12

                                                    ARTICLE VII

                     Closing.................................................................................... 12
         7.1         Closing.................................................................................... 12
         7.2         Ownership of Galt.......................................................................... 13

                                                   ARTICLE VIII

                     Miscellaneous.............................................................................. 13
         8.1         Captions and Headings...................................................................... 13
         8.2         No Oral Change............................................................................. 13
         8.3         Non-Waiver................................................................................. 14
         8.4         Time of Essence............................................................................ 14
         8.5         Entire Agreement........................................................................... 14
         8.6         Choice of Law.............................................................................. 14
         8.7         Counterparts............................................................................... 14
         8.8         Notices.................................................................................... 14
         8.9         Binding Effect............................................................................. 14
         8.10        Mutual Cooperation......................................................................... 14
         8.11        Finders.................................................................................... 15
         8.12        Announcements.............................................................................. 15
         8.13        Expenses................................................................................... 15
         8.14        Survival of Representations and Warranties................................................. 15
         8.15        Exhibits and Schedules..................................................................... 15





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SCHEDULES

Galt Common Stock to be Issued in the Exchange of Securities ..................................    Schedule 1.1(a)
Galt Class B Common Stock to be Issued in the Exchange of Securities ..........................    Schedule 1.1(b)
Galt 5% Cumulative Convertible Series A Preferred Stock to be Issued
   in the Exchange of Securities................................................................   Schedule 1.1(c)
Galt 5% Cumulative Convertible Series B Preferred Stock to be Issued
   in the Exchange of Securities................................................................   Schedule 1.1(d)
Galt Redeemable Common Stock Purchase Warrants to be Issued in the
   Exchange of Securities (October Private Placement Warrants) ................................    Schedule 1.1(e)
Galt Redeemable Class B Common Stock Purchase Warrants to be Issued
   in the Exchange of Securities (Consulting Warrants)..........................................   Schedule 1.1(f)
Galt Stock Options to be Issued in the Exchange of Securities .................................    Schedule 1.2


EXHIBITS

Form of Certificate of Designation of Series A Preferred Stock ................................    Exhibit 1.1(c)
Form of Certificate of Designation of Series B Preferred Stock ................................    Exhibit 1.1(d)
Form of Redeemable Common Stock Purchase Warrant................................................   Exhibit 1.1(e)
Form of Redeemable Class B Common Stock Purchase Warrant                                           Exhibit 1.1(f)
Form of Subscription Agreement..................................................................   Exhibit 1.3
Financial Statements of ICG.....................................................................   Exhibit 2.5
Financial Statements of Galt....................................................................   Exhibit 3.5
Form of 1997 Galt Stock Option Plan.............................................................   Exhibit 6.10




                               EXCHANGE AGREEMENT

         AGREEMENT made this 7th day of January , 1997, by and among GALT FINANCIAL CORPORATION, a Colorado corporation ("Galt"), EARNEST MATHIS, KENNETH
J. WOLF AND GARY MCADAM, each individually as the majority shareholders and sole directors of Galt (the "Galt Principals"), INTERNATIONAL CAPITAL GROWTH, LTD., a Delaware corporation ("ICG"), and, at the Closing (as defined in Section 1.4 hereof), the holders of outstanding securities of ICG (the "ICG Securityholders") who are listed on Schedules 1.1(a) through (f) hereto and have executed Subscription Agreements in substantially the form attached as Exhibit
1.3 hereto (each such executed agreement, a "Subscription Agreement").

                                    RECITALS

         WHEREAS, Galt desires to acquire all of the issued and outstanding securities of ICG from the ICG Securityholders in exchange, on a one-for-one basis, for securities of Galt;

         WHEREAS, ICG desires to assist Galt in acquiring all of the issued and outstanding securities of ICG pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, the ICG Securityholders, by execution of a Subscription Agreement, agree to exchange all securities of ICG owned by them for an equal number of securities of like tenor, except as described herein, of Galt;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

                                    ARTICLE I

                             Exchange of Securities

         1.1 Issuance of Securities. At the Closing, subject to the terms and conditions of this Agreement, Galt shall issue to the persons specified below and deliver to ICG the appropriate type and denomination of security of Galt (each, a "Galt Security"), in each case with the same respective rights, privileges, terms and conditions, except as provided below and subject to applicable law, as the security of ICG (each, an "ICG Security") held by such ICG Securityholder and delivered to ICG for exchange with Galt in accordance with terms hereof (the "Exchange of Securities"), including:

         (a) validly issued, fully paid and non-assessable unregistered shares of common stock of Galt (the "Galt Common Stock") in the names and denominations set forth on Schedule 1.1(a) hereto;

         (b) validly issued, fully paid and non-assessable unregistered shares of Galt Class B Common Stock (as defined in Section
                  6.12  hereof)  in the  names  and  denominations  set forth on
                  Schedule 1.1(b) hereto;

         (c) validly issued, fully paid and non-assessable unregistered shares of 5% Cumulative Convertible Series A Preferred Stock (the "Series A Preferred Stock"), with the rights, privileges, terms and conditions set forth in the Certificate of Designation attached hereto as Exhibit 1.1(c), in the names and denominations set forth on Schedule 1.1(c) hereto;

         (d) validly issued, fully paid and non-assessable unregistered shares of 5% Cumulative Convertible Series B Preferred Stock (the "Series B Preferred Stock"), with the rights, privileges, terms and conditions set forth in the Certificate of Designation attached hereto as Exhibit 1.1(d), in the names and denominations set forth on Schedule 1.1(d) hereto;

         (e) redeemable Galt Common Stock purchase warrants in the form attached hereto as Exhibit 1.1(e), with the respective terms and in the names and denominations set forth on Schedule 1.1(e) hereto;

         (f) redeemable Galt Class B Common Stock purchase warrants in the form attached hereto as Exhibit 1.1(f) and in the name and denomination set forth on Schedule 1.1(f) hereto.

         1.2 Issuance of Stock Options. After the Closing, Galt shall issue stock options pursuant to the 1997 Galt Stock Option Plan (as defined in Section
6.10 hereof) in the respective names and denominations listed on Schedule 1.2 hereto, with the same respective rights, privileges, terms and conditions, except as provided on Schedule 1.2 hereto and subject to applicable law, as the stock options of ICG held by such persons.

         1.3 Exemption from Registration. The parties hereto intend that all Galt Securities to be issued to the ICG Securityholders be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 3(b), 4(2) or 4(6) of the Act and the rules and regulations promulgated thereunder or pursuant to Regulation S promulgated under the Act. In furtherance thereof, the ICG Securityholders will execute and deliver to Galt at the Closing a copy of a Subscription Agreement in substantially the form attached hereto as Exhibit 1.3, which Subscription Agreement will re-affirm certain representations made upon the acquisition of such holder's ICG Securities.

         1.4 Closing; Effective Time. As soon as practicable after the satisfaction of the conditions of Galt, the Galt Principals and ICG under this Agreement, a closing (the "Closing") of the transactions contemplated by the Agreement will take place on such date (the "Closing Date") and at such time as ICG shall determine. The Exchange of Securities shall be deemed effective at 12:01 a.m. on the Closing Date (the "Effective Time"). As of the Effective Time, the ICG Securityholders that have executed and delivered Subscription Agreements will be securityholders of Galt with the respective rights and privileges attributed to such status.

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         1.5   Delivery  of  ICG   Securities   and   Subscription   Agreements;
Subscription Agreements Not Delivered; Securities Not Delivered. At the Closing, ICG shall deliver to Galt, on behalf of the ICG Securityholders, ICG Securities along with executed Subscription Agreements to be exchanged for Galt Securities as provided in Section 1.1 hereof. If, at the Closing, any ICG Securityholder does not deliver a duly executed Subscription Agreement to Galt, such ICG Securityholder will remain a Securityholder of ICG and will not participate in the Exchange of Securities pursuant to Section 1.1 hereof at the Closing. If, at the Closing, any ICG Securityholder shall have delivered to Galt their Subscription Agreement, but shall not have delivered any of their ICG Securities in exchange for Galt Securities, then such ICG Security that was not delivered shall automatically be cancelled and cease to exist, and each certificate previously evidencing any such ICG Security will thereafter represent the right
to  receive,   upon  surrender  of  such  certificate  to  Galt,  a  certificate representing such type and denomination of Galt Security into which such ICG Security was converted.

                                   ARTICLE II

                      Representations and Warranties of ICG

         ICG hereby represents and warrants to Galt on the date hereof, except as noted, which representations and warranties will also be true, except as noted, on the Closing Date, that:

         2.1 Organization. ICG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its current business requires qualification, except where the failure to so qualify would have no material adverse effect on ICG.

         2.2 Capital. The authorized capital stock of ICG consists solely of (i) 25,000,000 shares of $.001 par value common stock, of which 13,415,000 shares are issued and outstanding on the date hereof, (ii) 6,000,000 shares of preferred stock, of which an aggregate of 5,565,000 shares of Series A and Series B preferred stock are outstanding on the date hereof, and (iii) 2,535,000 common stock purchase warrants and common stock options, exercisable into 2,535,000 shares of common stock. All of the outstanding common stock of ICG is duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating ICG to issue or to transfer from treasury any additional shares of its capital stock of any class, except for up to 137,500 common stock purchase warrants that may be issued to certain subplacement agents in connection with a contemplated private placement of ICG, and as indicated in this Section 2.2.

         2.3 Subsidiaries. ICG does not have any subsidiaries, except that ICG owns 50% of Capital Growth Holdings, Limited, a Channel Islands corporation.

         2.4 Directors and Officers. The names and titles of all directors and officers of ICG as of the date of this Agreement are as follows: Ronald B. Koenig, Chairman of the Board of

Directors, Chief Executive Officer and President; Stanley Hollander, Senior Vice President and Director; Alan L. Jacobs, Executive Vice President, Senior Managing Director and Director; Jay J. Matulich, Senior Vice President; Michael
S. Jacobs, Senior Vice President, Secretary and Treasurer; Robert Zelinka, Senior Vice President and Director of Research, Emanuel M. Arbib, Director; John D, Booth, Director; and N. Bulent Gultekin, Director.

         2.5 Financial Statements. Exhibit 2.5 hereto consists of the audited statement of financial condition of ICG as of August 31, 1996 (the "ICG Financial Statements") and unaudited condensed statement of financial condition and condensed statement of operations as of and for the period ended October 31, 1996. The ICG Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by ICG throughout the periods indicated, and fairly present the financial position of ICG as of the date of the balance sheet included in the ICG Financial Statements and the results of operations for the periods indicated.

         2.6 Absence of Changes. Since October 31, 1996, there has not been any material adverse change in the financial condition or operations of ICG, except for any change disclosed in or contemplated by the Memorandum and in the ordinary course of business, which changes have not in the aggregate been materially adverse.

         2.7 Absence of Undisclosed Liabilities. As of the date of ICG's October 31, 1996 balance sheet included in Exhibit 2.5, ICG did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

         2.8 Tax Returns. Within the times and in the manner prescribed by law, ICG has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by ICG.

         2.9 Trade Names and Rights. ICG owns and holds any trademark, service mark, trade name, copyright, patent and proprietary information and other rights material to its business as now conducted.

         2.10 Compliance with Laws. To its knowledge, ICG has complied in all material respects with, and is not in material violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business, including all federal and state securities laws and regulations.

         2.11 Litigation. To the best knowledge of the officers of ICG, ICG is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the officers of ICG, threatened against or affecting ICG or its business, assets or financial condition. To the best knowledge of the officers of ICG, ICG is not in default with respect to any material order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. ICG is not engaged in any material litigation to recover monies due to it.

         2.12  Authority.  The  Board of  Directors  of ICG has  authorized  the execution of this Agreement and the consummation of the transactions contemplated herein, and ICG has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ICG and is enforceable in accordance with its terms and conditions, except to the extent that the enforceability hereof (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and (b) is subject to principles of equity.

         2.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by ICG and the performance by ICG of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which ICG is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ICG, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ICG, in each case, in which a waiver or consent has not been obtained.

         2.14 Full Disclosure. None of the representations and warranties made by ICG herein or in any exhibit, certificate or memorandum furnished or to be furnished by ICG, or on its behalf, contains or will contain any untrue statement of material fact.

         2.15 Assets. ICG has good and marketable title to all property owned by it, free and clear of all liens, claims and encumbrances, except such liens incurred in the ordinary course of business.

         2.16 Restricted Securities. ICG and the ICG Securityholders, by execution of this Agreement and the Subscription Agreements, acknowledge that all of the Galt Securities to be issued hereunder are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act and the rules and regulations promulgated thereunder.

                                   ARTICLE III

         Representations and Warranties of Galt and the Galt Principals

         Galt and each of the Galt Principals jointly and severally represent and warrant to ICG on the date hereof, except as noted, which representations and warranties shall also be true, except as noted, on the Closing Date, that:

         3.1 Organization. Galt is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification except where the failure to so qualify would have no material adverse effect on Galt.

         3.2 Capital.  The authorized  capital stock of Galt consists  solely of
(i) 100,000,000 shares common stock, of which 17,816,667 shares of common stock are issued and outstanding on the date hereof and (ii) 20,000,000 shares of preferred stock, none of which are outstanding on the date hereof. All of the outstanding common stock is duly and validly issued, fully paid and nonassessable. There are no other outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible, exchangeable or exercisable securities or other agreements or commitments obligating Galt to issue or to transfer from treasury any additional shares of its capital stock of any class. On the Closing Date, before giving effect to the Exchange of Securities, the only capital stock of Galt that will be issued and outstanding will be 300,000 shares of Galt Common Stock, and Galt will have (i) 25,000,000 shares of Class B Common Stock authorized in addition to the capital stock authorized on the date hereof (ii) 4,365,000 shares of Series A Preferred Stock and (iii) 1,200,000 shares of Series B Preferred Stock designated in accordance with the terms of this Agreement.

         3.3 Subsidiaries. Galt does not have any subsidiaries or own any interest in any other enterprise.

         3.4 Directors and Officers. The names and titles of all directors and officers of Galt as of the date of this Agreement arc as follows: Earnest Mathis, President and Director; Kenneth J. Wolf, Secretary/Treasurer and Director; and Gary J. McAdam, Director.

         3.5 Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of Galt for the years ended January 31, 1995 and 1996 and Galt's quarterly unaudited financial statement for the six months ended October 31, 1996 (collectively, the "Galt Financial Statements"). The Galt Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Galt throughout the periods indicated, and fairly present the financial position of Galt as of the dates of the balance sheets included in the Galt Financial Statements and the results of operations for the period indicated.

         3.6 Absence of Changes. Since October 31, 1996, there has not been any material change in the financial condition or operations of Galt.

         3.7 Absence of Undisclosed Liabilities. As of Galt's October 31, 1996 balance sheet, included in Exhibit 3.5, Galt does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

         3.8 Tax Returns. Within the times and in the manner prescribed by law, Galt has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. The provisions for taxes, if any, reflected in
Exhibit 3.5 are adequate for the periods indicated. There are no present disputes or to taxes of any nature payable by Galt.

         3.9 Trade Names and Rights. Galt does not own nor use any patent, trademark, service mark, trade name or copyright in its business.

         3.10 Compliance with Laws. To the best knowledge of the officers of Galt, Galt has complied in all material respects with, and is not in material violation of, applicable federal, state or local statutes, laws or regulations affecting its properties or the operation of its business, including all federal and state securities laws and regulations.

         3.11 Litigation. To the best knowledge of the officers of Galt, Galt is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the officers of Galt, threatened against or affecting Galt or its business, assets or financial condition. To the best knowledge of the officers of Galt, Galt is not in default with respect to any material order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Galt is not engaged in any material litigation to recover monies due to it.

         3.12 Authority. The Board of Directors of Galt have authorized the execution of this Agreement and the transactions contemplated herein, and Galt has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of Galt, and is enforceable in accordance with its terms and conditions, except to the extent that the enforceability hereof (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and (b) is subject to principals of equity.

         3.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Galt and the Galt Principals and the performance by Galt and the Galt Principals of their respective obligations hereunder will not cause, constitute or conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any material license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which Galt or any of the Galt Principals is a party, or by which it or they may be bound, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Galt, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Galt, in each case, in which a waiver or consent has not been obtained.

         3.14 Full Disclosure. None of the representations and warranties made by Galt herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Galt or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

         3.15 Assets. Galt has good and marketable title to all property owned by it, free and clear of all liens, claims and encumbrances, except such liens incurred in the ordinary course of business and as otherwise indicated in
Exhibit 3.5.

         3.16 Material Contracts. There are no material contracts of Galt.


                                   ARTICLE IV

                    Covenants Prior and Subsequent to Closing

         4.1 Mutual Investigative Rights. From the date of this Agreement until the Closing, ICG and Galt shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. ICG and Galt shall furnish the other party with all information concerning each such party's affairs as the other party may reasonably request.

         4.2 Conduct of Business. Prior to the Closing, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be contemplated by this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the normal course of business, except in each case, with respect to ICG, as may be contemplated by the Confidential Private Placement Memorandum of ICG dated November 22, 1996, together with all amendments thereof and supplements and exhibits thereto (the "Memorandum"), or in furtherance of the successful completion of the private placement contemplated thereby, which private placement shall be completed after the Closing.

         4.3 Indemnification. Galt and each of the Galt Principals agree to jointly and severally indemnify and hold harmless ICG, and ICG agrees to indemnify and hold harmless Galt and each of the Galt Principals against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including reasonable attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment (unless waived in writing by the party claiming indemnification) of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

                                    ARTICLE V

                   Conditions Precedent to Galt's Performance

         5.1 Conditions. Galt's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this
Article V. Galt may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Galt of any other condition of or any of Galt's other rights or remedies, at law or in equity.

         5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ICG in this Agreement or in any written statement that shall be delivered to Galt by ICG under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         5.3 Performance. ICG shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it as required hereunder.

         5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ICG on or before the Closing Date which would materially affect ICG's ability to perform its obligations hereunder.

         5.5 Closing Certificates. ICG shall have delivered to Galt (a) a certificate dated the Closing Date and signed by the Chief Executive Officer of ICG certifying that each of the conditions specified in Article II has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date, and (b) such additional documents, certificates and opinions Galt may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in this Agreement or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including without limitation, a certificate of the Secretary or Assistant Secretary of ICG certifying as to the adoption of resolutions of ICG's board of directors and stockholders authorizing this Agreement and the consummation of the transaction contemplated hereby.

         5.6 Satisfactory Delivery of Documents. All instruments and documents delivered to Galt pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Galt.

         5.7 Compliance with Laws. At the Closing, the Exchange of Securities and the transactions contemplated by this Agreement shall be permitted by applicable law.

         5.8 Corporate Approvals. Prior to the Closing, the directors and stockholders of ICG shall have approved, to the extent required by applicable law, the execution and delivery of this Agreement and the consummation of the actions contemplated herein.

         5.9 Memoranda; Legal Opinion. Prior to the Closing, Galt shall have received (i) a Blue Sky Memorandum regarding the application of applicable state blue sky securities laws to the Exchange of Securities, (ii) a memorandum regarding the application of United Kingdom securities laws to the Exchange of Securities and (iii) an opinion of ICG's counsel dated as of the Closing Date to the effect that:

         (a) ICG is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; and

         (b) The execution, delivery and performance of this Agreement by ICG and the consummation of the transactions contemplated hereby do not conflict with the Certificate of Incorporation of ICG or its Bylaws, or any agreement of which counsel is aware.

         (c) The issuance of the Galt Securities to the ICG Securityholders is exempt from registration under the Securities Act of 1933, as amended.

                                   ARTICLE VI

                    Conditions Precedent to ICG's Performance

         6.1 Conditions. ICG's obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this
Article VI. ICG may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ICG of any other condition of or any of ICG's rights or remedies, at law or in equity.

         6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Galt and the Galt Principals in this Agreement or in any written statement that shall be delivered to ICG by Galt or any of the Galt Principals under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 Performance. Each of Galt and the Galt Principals shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them, respectively, as required hereunder.

         6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the action contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ICG, Galt or any of the Galt Principals on or before the Closing Date.

         6.5 Closing Certificates. Galt shall have delivered to ICG (a) a certificate dated the Closing Date and signed by the President and Chief Financial Officer of Galt certifying that each of the conditions specified in this Article III has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date and (b) such additional documents, certificates and opinions ICG may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in this Agreement or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including without limitation, a certificate of the Secretary or Assistant Secretary of Galt certifying as to the adoption of resolutions by Galt's board of directors and shareholders authorizing this Agreement and the consummation of the transactions contemplated hereby.

         6.6 Satisfactory Delivery of Documents. All instruments and documents, including due diligence documents, delivered to ICG pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for ICG.

         6.7 Compliance with Laws. At the Closing, the Exchange of Securities and the transactions contemplated by this Agreement shall be permitted by applicable law, and Galt shall have sufficient shares of its capital stock authorized to complete the Exchange of Securities and reserved to account for securities convertible, exercisable or exchangeable into Galt Common Stock and Galt Class B Common Stock.

         6.8 Corporate Approvals. Prior to the Closing, the directors and shareholders of Galt shall have approved, to the extent required by ICG the transactions contemplated herein.

         6.9 Legal Opinion. Prior to the Closing, ICG shall have received an opinion of Galt's counsel dated as of the Closing Date to the effect that:

         (a) Galt is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

         (b) Certificates of Designation of the Series A Preferred Stock and Series B Preferred Stock of Galt in substantially the forms attached hereto as Exhibits 1.1(c) and 1.1(d), respectively, have been approved by Galt's Board of Directors and each is enforceable against Galt in accordance with their respective terms; and.

         (c) The execution, delivery and performance of this Agreement by Galt and the Galt Principals and the consummation of the transactions contemplated hereby do not conflict with the Certificate of Incorporation of Galt or its Bylaws, or any agreement of which counsel is aware.

         6.10 Adoption of Stock Option Plan. Prior to the Closing, Galt shall adopt a stock option plan in substantially the form attached hereto as Exhibit
6.10 (the "1997 Galt Stock Option Plan").

         6.11 Galt Recapitalization. Prior to the Closing, Galt shall have effected a recapitalization (the "Galt Recapitalization") in form satisfactory to ICG including (a) the conversion of all debt obligations of Galt into Galt Common Stock and, subsequently, (b) a reverse stock split (the "Galt Reverse Stock Split") of its outstanding shares of Galt Common Stock so that prior to the Closing, Galt will have a total of 300,000 shares of Galt Common

Stock, and no other shares of capital stock or securities convertible into or exchangeable or exercisable for such capital stock, issued and outstanding.

         6.12 Class B Common Stock. Prior to the Closing, Galt shall have amended its charter in accordance with applicable law to provide for the authorization of 25,000,000 shares of a new class of common stock of Galt (the "Galt Class B Common Stock") with the same rights, and privileges as the Galt Common Stock except that (a) the holders of the Galt Common Stock and the Galt Class B Common Stock may have different rights with respect to dividends on such stock and (b) the Galt Class B Common Stock will convert into Galt Common Stock on December 31, 1998.

         6.13 Designation of Preferred Stock. Prior to the Closing, Galt's Board of Directors shall have adopted, Certificates of Designation of the Series A Preferred Stock and Series B Preferred Stock of Galt in substantially the forms attached hereto as Exhibits 1.1(c) and 1.1(d), respectively.

         6.14 Name Change of Galt. Prior to the Closing, Galt shall amend its charter to effect a change of its corporate name to Capital Growth Holdings, Ltd. All references in this Agreement to Galt after the effectiveness of such change of corporate name are to Galt Financial Corporation re-named Capital Growth Holdings, Ltd.

         6.15 Resignation and Appointment of Officers of Galt. Concurrently with the Closing, all officers of Galt shall resign and the directors of Galt shall, in accordance with the Bylaws of Galt, elect the officers of ICG (as set forth in Section 2.4 hereof) to serve as officers of Galt in the respective positions held by them as officers of ICG to serve as officers of Galt in accordance with the Bylaws of Galt, except that Robert Zelinka shall not be elected an officer of Galt.

         6.16 Resignation and Appointment of Directors of Galt. Concurrently with the Closing, the directors of Galt shall elect to the Galt Board the directors of ICG (as set forth in Section 2.4 hereof) to serve as directors of Galt in accordance with the Bylaws of Galt.

                                   ARTICLE VII

                                     Closing

         7.1 Closing. The Closing of this Agreement shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, on the Closing Date. At the Closing:

         (a) ICG shall deliver to Galt copies of Subscription Agreements executed by all of the ICG Securityholders participating in the Exchange of Securities on the Closing Date, together with certificates representing outstanding ICG Securities delivered to or in the possession of ICG;

         (b)      Galt   shall   deliver   to  ICG,   on   behalf   of  the  ICG
                  Securityholders, securities of Galt, for which the ICG Securities have been delivered for exchange, pursuant to Sections 1.1 and 1.5 hereof;

         (c)      Galt shall deliver (i) the  certificates  described in Section
                  6.5 hereof, (ii) the legal opinion of its counsel set forth in
                  Section 6.9 hereof, (iii) a certificate from the Secretary of State of the State of Colorado dated at or about the Closing Date to the effect that Galt is in good standing under the laws of said state, (iv) letters of resignation of Galt's officers and directors and director resolutions providing for the appointment of officers and directors, as provided herein, and (v) such other instruments and documents required to be delivered pursuant to the provisions of this Agreement;

         (d)      ICG shall  deliver (i) the  certificates  described in Section
                  5.5 hereof, (ii) the memoranda and legal opinion of its counsel set forth in Section 5.9 hereof and (iii) a signed consent and/or minutes of its directors approving this Agreement and each matter to be approved under this Agreement.

         7.2 Ownership of Galt. Upon Closing, the outstanding securities of Galt shall be as follows:

Voting Securities
Common Stockholders (not including Original Galt Shareholders)              2,549,000  shares
Class B Common Stockholders                                                11,349,666  shares
Series A Preferred Stockholders                                             4,001,334  shares
Series B Preferred Stockholders                                             1,080,000  shares
Original Galt Shareholders                                                    300,000  shares
-----------------------------------------------------------------------------------------------------------
Total:                                                                     19,280,000  shares

Exercisable Securities
Common Stock Purchase Warrants                                              1,625,000
Class B Common Stock Purchase Warrants                                        250,000
Stock Options                                                                 660,000
-----------------------------------------------------------------------------------------------------------
Total:                                                                      2,535,000




                                  ARTICLE VIII

                                  Miscellaneous

         8.1 Captions and Headings. The article, paragraph, schedule and exhibit headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

         8.2 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

         8.3 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         8.5 Entire Agreement. This Agreement and the agreements referenced herein contain the entire Agreement and understanding among Galt, the Galt Principals and ICG, and upon execution and delivery of Subscription Agreements, certain ICG Securityholders, and supersedes all prior agreements and understandings.

         8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the state of Colorado.

         8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, including the Subscription Agreements.

         8.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         Galt:                      Galt Financial Corporation
                                    26 West Dry Creek Circle, Suite 600
                                    Littleton, Colorado 80120
                                    Attn: Earnest Mathis

         ICG:                       International Capital Growth, Ltd.
                                    660 Steamboat Road, Second Floor
                                    Greenwich, Connecticut 06830
                                    Attn:   Ronald B. Koenig

         8.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         8.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and other actions as may be necessary or convenient to effect the transaction described herein.

         8.11 Finders. The parties hereto represent that no finder has brought about this Agreement, and no finder's fee has been paid or is payable by either party.

         8.12 Announcements. ICG and Galt will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement and the transactions contemplated hereby.

         8.13 Expenses. Each party will pay its own legal, accounting and other out-of-pocket expenses incurred in connection with this Agreement, except that ICG shall pay the first $10,000 of legal fees, accounting fees and expenses of Galt and to the extent such fees and expenses of Galt exceed $10,000, such fees and expenses shall be paid by the Galt Principals.

         8.14 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing, excluding the covenants set forth in Sections 4.1 and 4.2, above.

         8.15 Exhibits and Schedules. As of the execution hereof by Galt and ICG, Galt and ICG have provided each other with the Exhibits and Schedules described herein. Any material changes to the Exhibits and Schedules shall be immediately disclosed to the other party.

         IN WITNESS WHEREOF, ICG, Galt and the Galt Principals have executed this Agreement on the date indicated above.

GALT FINANCIAL CORPORATION           INTERNATIONAL CAPITAL GROWTH, LTD.


By:      /s/ Earnest Mathis          By:      /s/ Ronald B. Koenig
         --------------------------           ----------------------------------
         Earnest Mathis, President                     Ronald B. Koenig
                                                       Chief Executive Officer

/s/ Earnest Mathis
-----------------------------------
                  Earnest Mathis


/s/ Kenneth J. Wolf
-----------------------------------
                  Kenneth J. Wolf


/s/ Gary McAdam
-----------------------------------
                  Gary McAdam